UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
June 21, 2007
CENTRA FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

West Virginia	000-49699	55-0770610

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Registrant’s telephone number, including area code: (304) 598-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 21, 2007, the Board of Directors of Centra Financial Holdings, Inc. (the “Company”) increased the number of directors of the Company by one and elected Michael A. Murray as a director to serve pursuant to the Company’s bylaws until the Company’s next annual meeting of shareholders or until his successor is duly elected or appointed and qualified. There are no agreements between Mr. Murray and any other person, pursuant to which he was selected as a director. Mr. Murray does not currently serve on any committees. Currently, the Company has not identified any committees on which Mr. Murray is expected to be named.
     Since January 1, 2007, Mr. Murray has not, directly or indirectly, been a party to, or had a material interest in, any transactions with the Company.

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centra Financial Holdings, Inc.
By /s/ Douglas J. Leech
Douglas J. Leech, President and
Chief Executive Officer

June 22, 2007

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